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                                                                EXHIBIT 10(v)

                               1991 STOCK OPTION PLAN

                                         OF

                           ALLIANCE PHARMACEUTICAL CORP.

                        (as amended through August 11, 1999)

     1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to provide an additional incentive to, and attract and hold in service, directors, officers and other employees of, and consultants to, the Corporation, and any future subsidiaries of the Corporation, who are providing, or who are expected to provide, services which are deemed important to the Corporation. Accordingly, these persons may be encouraged to acquire stock ownership in, and increase their commitment to, the Corporation, thereby promoting the interests of the Corporation and its shareholders. Options granted under the Plan may be incentive stock options satisfying the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and non-qualified stock options which are not intended to satisfy said Section 422.

     2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

          (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

          (b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

          (c)  "Committee" shall mean the Committee hereinafter described in
     Section 3.

          (d) "Corporation" shall mean Alliance Pharmaceutical Corp., a New York corporation.

          (e) "Eligible Persons" shall mean those persons described in Section 4 who are potential recipients of Options.

          (f) "Fair Market Value" on a specified date shall mean the closing price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the average of the closing bid and asked prices at which a Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

          (g) "Options" shall mean the Stock Options granted pursuant to this Plan.

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          (h)  "Plan" shall mean this 1991 Stock Option Plan of Alliance
     Pharmaceutical Corp., as adopted by the Board of Directors on May 20, 1994, as such Plan from time to time may be amended.

          (i) "President" shall mean the person who at the time shall be the President of the Corporation.

          (j) "Share" shall mean a share of common stock, par value $.01 per share, of the Corporation.

          (k) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

     3. COMMITTEE. The Plan shall be administered by the Board of Directors unless the Board of Directors otherwise appoints a committee to administer the Plan.

     4. PARTICIPANTS. The class of persons who are potential recipients of Options granted under this Plan consist of directors and key employees of the Corporation or a Subsidiary, and consultants to the Corporation or a Subsidiary (hereinafter referred to as "Consultants"), as determined by the Committee. The persons to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

     5. SHARES. Subject to the provisions of Section 14 hereof, the Committee may grant Options with respect to an aggregate of up to 8,300,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual in any calendar year shall not exceed 200,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, that the counting of Shares subject to Options granted under the Plan against the number of Shares available for further Options shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option granted to any Eligible Person who is a "covered employee" as defined in Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder that is canceled, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such Eligible Person.

     6.   GRANT OF OPTIONS.   The number of any Options to be granted to any
Eligible Person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No option which is intended to qualify as an incentive stock option shall

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be granted to any individual who, at the time of the grant, is not an employee of the Corporation or a Subsidiary.

     Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) incentive stock options granted to an employee (and any incentive stock options granted to such employee under any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue
Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

     Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

     An Option shall be evidenced by a written Option agreement in a form approved by the Committee. An Option agreement signed by the Chairman of the Board or the President or a Vice President of the Corporation, and dated the day of grant, or such later date as the Committee in its sole discretion, shall determine, shall be tendered to each person to whom an Option is granted, except that such Option agreement shall be deemed rescinded and have no effect if the Option holder, within a specified period, does not sign an unqualified acceptance, in such form as the Committee has prescribed, of such Option agreement. The Option agreement for an Option shall indicate whether or not the Option is an incentive stock option.

     7. PURCHASE PRICE. The purchase price per Share of the Shares to be purchased pursuant to the exercise of an Option shall be fixed by the Committee at the time of grant; provided however, that the purchase price per Share under an incentive stock option shall not in any event be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and the purchase price per Share under a non-qualified stock option shall not be less than the greater of either the par value of said Shares or 80% of the Fair Market Value of said Shares on the date of grant of the Option.

     8. DURATION OF OPTIONS. The duration of any Option granted under this Plan shall be for a period of ten years from the date upon which the Option is granted or such lesser period as the Committee may determine at the time of grant.

     9. TEN PERCENT SHAREHOLDERS. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

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     10.  EXERCISE OF OPTIONS.  Except as otherwise provided herein, Options, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee; provided, however, that no Options may be exercised for less than 100 Shares at a time, unless the grant is for a number of Shares not evenly divisible by 100, in which case the final exercise may be for the remaining Shares; and provided, further, that no Option may be exercised prior to the approval of the Plan by a majority vote of the shareholders.

     Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may, after approval of the Plan by a majority vote of the shareholders of the Corporation, be exercised in the following circumstances: (a) subject to the provisions of Section 13 hereof, immediately upon (but prior to the expiration of the term of the Option) the holder's cessation of employment or service due to retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) subject to the provisions of Section 13 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, or (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration; provided, however, that the estate of the deceased holder of an Option may exercise it prior to the expiration of the six-month period described above.

     An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect ("Exercise Notice"), together with the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: (i) in cash or by check payable to the order of the Corporation which amount payable includes all applicable withholding taxes; (ii) by including in the Exercise Notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation to pay the full purchase price of the Shares and all applicable withholding taxes; (iii) if specifically authorized by the Committee and the purchaser is an employee or Consultant at the time of purchase, by payment in cash of at least $.01 per Share and all applicable withholding taxes, with the remainder of the Option price being borrowed from the Corporation as described below; or (iv) by such other methods as the Committee may permit from time to time. In the case described in clause (iii) above, the Corporation, unless otherwise determined by the Committee, will lend to such purchaser an amount up to the excess of the full Option price of the Shares purchased over the cash payment, but not more than the excess of such price over the par value of such Shares, such loan to be evidenced by the purchaser's delivery to the Corporation of his or her unconditional promissory note to pay the amount of the loan within five years in such manner as is determined by the Committee. Any such note: (i) shall be dated the date of the Exercise Notice of the Option, (ii) shall provide for the payment of equal installments of principal, (iii) shall provide for quarterly payment of interest on such indebtedness at such rate as the Committee may determine, which cannot be less than the prime rate and
(iv) shall be in such form and contain such other provisions as the Committee may determine from time to time. In connection with any such loan the purchaser shall deposit with the pledge to the Corporation the certificate or certificates evidencing all of the Shares so purchased, to be held by the Corporation as collateral security for such loan. If the employment or consulting arrangement of the purchaser is terminated by reason of death, any unpaid balance of such indebtedness shall become due and payable one year after the date of

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the death, but not later than five years after the date of purchase, unless otherwise determined by the Committee. If the employment or consulting arrangement of the purchaser is terminated for any reason other than death, any unpaid balance of such indebtedness shall become immediately due and payable on such date of termination, unless otherwise determined by the Committee. Cash dividends paid on Shares held by the Corporation as security shall be paid to the purchaser. Voting rights and other shareholder's rights with respect to all Shares shall vest in the purchaser although the Shares are held by the Corporation as security. Upon default in the payment of principal or interest on a loan provided for in this paragraph, the Corporation, to the extent then permitted by law and without demand or notice to the debtor, may sell any pledged Shares for the benefit of the debtor and apply the net proceeds of such sale to the then unpaid principal and interest on such loan, and any remainder of such proceeds shall be paid to the debtor.

     Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option, subject to the deposit of such certificate as collateral security for a loan as described in the preceding paragraph. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall maintain records indicating the number of Shares with respect to which the Option remains available for exercise and, absent manifest error, the Corporation's records shall be determinative.

     In lieu of the foregoing option exercise payment methods, the Option holder may deliver with the Exercise Notice (A) shares of the Corporation's Common Stock owned by the holder having a Fair Market Value calculated as of the date of the Option exercise equal to the sum of (i) the aggregate Option exercise price of the Shares with respect to which such Option or portion is being exercised and (ii) applicable withholding taxes, duly endorsed for transfer to the Corporation, or (B) written instructions to withhold shares of the Corporation's Common Stock issuable to the holder upon exercise of the Option being exercised, having a Fair Market Value calculated as of the date of the Option exercise equal to the sum of (i) the aggregate Option exercise price of the Shares with respect to which such Option or portion is being exercised (including the Shares to be withheld) and (ii) applicable withholding taxes. Notwithstanding the foregoing, Option holders may not utilize these alternative methods of payment in connection with incentive stock options outstanding on November 15, 1995.

     Notwithstanding any other provision of the Plan or of any Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

     11. CONSIDERATION FOR OPTIONS. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may determine.

     12. NON-TRANSFERABILITY OF OPTIONS. Options and all other rights thereunder shall be non-transferable or non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an Option may be permitted to exercise them. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof.

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     13.  TERMINATION OF EMPLOYMENT.  All or any part of any Option, to the extent unexercised, shall terminate immediately: (i) in the case of an employee, upon the cessation or termination for any reason of the holder's employment by the Corporation or any Subsidiary, or (ii) in the case of a director or Consultant who is not an employee, upon the holder's ceasing to serve as a director or Consultant of the Corporation or any Subsidiary, except that the holder shall have until the end of the tenth business day following the cessation of his employment with the Corporation or its Subsidiaries or his service as a director or Consultant of the Corporation or its Subsidiaries, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or service terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the holder or the representative of the estate of a deceased holder shall have the privilege of exercising the Options which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (a) within three months of the holder's retirement or disability, or (b) within six months of the holder's death, as the case may be. If the employment or service of any Option holder with the Corporation or its Subsidiaries shall be terminated because of the Option holder's violation of the duties of such employment or service with the Corporation or its Subsidiaries as he may from time to time have, the existence of which violation shall be determined by the Board in its sole discretion (which determination by the Board shall be conclusive), all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation or its Subsidiaries, and an Option holder whose employment or service with the Corporation or its Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation or its Subsidiaries.

     14. ADJUSTMENT PROVISION. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder.

     Any fractional shares or securities issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

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     Notwithstanding any other provision of this Plan, in the event of a recapitalization, merger, consolidation, rights offering, reorganization, liquidation, or other change in the Corporation's corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and class of shares available hereunder as it shall deem appropriate to prevent dilution or enlargement of rights.

     15. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACT. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Option, or may issue stop transfer orders in respect thereof.

     16. INCOME TAX WITHHOLDING. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of any Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

     17. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Option not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would (i) increase the number of Shares issuable under the Plan or to any individual, (ii) materially increase the benefits accruing to Eligible Persons under the Plan, or (iii) change the class of Eligible Persons, shall be subject to the approval of the shareholders of the Corporation within one year of such amendment. Effective August 11, 1999, without the prior approval of the Corporation's shareholders, options issued hereunder will not be re-priced by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or re-grant of options with lower exercise prices.

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     Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

     The Plan is intended to comply with Rule l6b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     18. NO RIGHT OF EMPLOYMENT OR SERVICE. Nothing contained herein or in an Option shall be construed to confer on any Eligible Person any right to be continued in the employ or service of the Corporation or any Subsidiary or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of or discharge such Eligible Person (without or with pay), at any time, with or without cause.

     19. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after November 7, 2001.

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